UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2015

COEUR MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 S. Michigan Ave., Suite 900, Chicago, IL	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 489-5800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13I(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 31, 2015, Coeur Mining, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with The Bank of Nova Scotia (the “Lender”). The Credit Agreement provides for a $50,000,000 loan (the “Loan”), the proceeds of which are expected to be used to finance working capital and general corporate purposes of the Company and its subsidiaries. The Loan was funded on March 31, 2015 and has a term of one year.

The Loan is comprised of a single borrowing, which will bear interest at a rate selected by the Borrower equal to either a base rate plus a margin of 1.50% (which would increase incrementally on the first day of each fiscal quarter up to a maximum of 3.50%) or an adjusted Eurocurrency rate plus a margin of 2.50% (which would increase incrementally on the first day of each fiscal quarter up to a maximum of 4.50%).

Voluntary prepayments of the Loan under the Credit Agreement are permitted without prepayment premium or penalty, subject to notice requirements and accrued interest. The Credit Agreement requires net cash proceeds of debt or equity issuances, bank facilities, asset sales and casualty insurance recoveries (in each case, subject to certain exceptions) to be applied as a mandatory prepayment of the Loan. Amounts repaid on the Loan may not be re-borrowed.

The Loan is secured by a pledge of the Company’s stock in Wharf Resources (U.S.A.), Inc. (“Wharf”) and by the grant of security in substantially all of the assets of Wharf and its subsidiaries, including the Wharf Mine and the Golden Reward Mine. If the Loan has not been repaid in full by January 1, 2016, the Company will be required to pledge its equity interests in certain of its other subsidiaries as additional collateral for the Loan.

The Credit Agreement contains representations and warranties, events of default and affirmative and negative covenants that are usual and customary, including representations, warranties, and covenants that, among other things, restrict the ability of the Company and its subsidiaries to incur additional debt, incur or permit liens on assets, make investments and acquisitions, consolidate or merge with any other company, engage in asset sales and make dividends and distributions. The Credit Agreement also contains representations, warranties, and covenants that, among other things, require compliance with environmental laws and maintenance of mining rights. The Credit Agreement also contains financial covenants that require (i) the Company’s ratio of consolidated debt (net of cash) to adjusted EBITDA to be not greater than 3.50 to 1.00 at any time, and (ii) that the Company maintain cash liquidity of at least $100,000,000 at all times.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Credit Agreement is a summary only and is qualified in its entirety by the terms of the Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth above in Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

List of Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated March 31, 2015, by and between Coeur Mining, Inc. and The Bank of Nova Scotia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

By:	/s/ Peter C. Mitchell
Name:	Peter C. Mitchell
Title:	Senior Vice President and Chief Financial Officer

DATED: April 2, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated March 31, 2015, by and between Coeur Mining, Inc. and The Bank of Nova Scotia.